CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of U.S. Canadian Minerals, Inc. (formerly known as Barrington Foods International, Inc.) for the year ended December 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Annual Report on Form 10-KSB of U.S. Canadian Minerals, Inc. (formerly known as Barrington Foods International, Inc.) for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-KSB for the year ended December 31, 2006, fairly presents in all material respects, the financial condition and results of operations of U.S. Canadian Minerals, Inc. (formerly known as Barrington Foods International, Inc.).

By:	/s/ Adam Jenn
Name:	Adam Jenn
Title:	Principal Executive Officer, and Director
Date:	April 3, 2008
By:	/s/ Van der Bok Busboom
Name:	Van der Bok Busboom
Title:	Principal Financial Officer
Date:	April 3, 2008